Exhibit 99.1

Target Group, Signs Letter of Intent to Acquire 100% of Massachusetts Based CannaKorp, Inc.

TORONTO, ON, December 4, 2018 /CNW/ - Target Group Inc. (OTCQB: CBDY), is very excited to announce today that it has entered into a Letter of Intent to acquire 100% ownership of Massachusetts-based CannaKorp, Inc. ("CannaKorp") for its patent-pending WISP™ Vaporizing system. Target Group will buy CannaKorp for a combination of cash and common shares of the company, which will be decided on executing the definitive agreement.

The WISP™ is a pod-based herbal vaporizing system that uses precisely measured, sealed and tested WISP™ Pods containing dried, ground herbs and gives cannabis users the predictability and assurance to know what they are inhaling with every use, without the hassle of grinding, measuring, and packing other flower-based vapour consumption devices.  For the rapidly evolving market of cannabis consumers who prefer vaporization, Wisp™ presents a proven method of delivery with unique bioavailability benefits and avoids the health concerns associated with the combustion of cannabis.

Through this acquisition, Target Group would acquire assets in the United States, which is currently expanding its own cannabis industry for distribution across the globe. The company will continue executing its business strategy, which is focused in developing long-term growth in crucial markets across the globe,

“The acquisition of CannaKorp is very strategic as we now enter all legal cannabis markets globally and will allow Target Group to establish a more strategic and centralized distribution channel for the WISP™ Vaporizer system, including centralized WISP™ Pod production. This will also enable us to offer the WISP™ and it’s WISP™ Pod platform globally, which will provide consumers and patients unprecedented variety in a mainstream, break-through, consumer appliance experience that is clean, convenient, consistent and easy to use.” Said Saul Niddam, Chief Innvation Officer for Target Group Inc.

Target Group Inc sees a very large area of opportunity for growth within the wellness category. Combining WISP™ natural herbal aromatherapy pods with CBD will allow WISP™ to create a portfolio of proprietary blends that will be available for sale within the American mass market immediately.

Target Group Inc intends to close the acquisition of CannaKorp, Inc. by January 20th 2019.

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under Health Canada’s Access to Cannabis for Medical Purposes Regulations (ACMPR): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

About CannaKorp

CannaKorp, Inc. is a Massachusetts-based technology start-up company that is simplifying and improving the experience for consumers interested in vaporizing natural herbs. CannaKorp has developed the world’s first single-use pod, herbal vaporizer system, delivering unprecedented quality, convenience and consistency. The complete system includes the ground breaking vaporizer device, WISP™; single-use, precisely measured pods containing pre-ground, lab-tested botanical herbs called WISP Pods™; and a proprietary pod-filling process. CannaKorp, Inc. was founded on care and commitment to patients and consumers, and is guided by a philosophy of social and environmental responsibility. Uniquely positioned to address a significant and important market need, CannaKorp is continuously seeking partners who share its vision of bringing a revolutionary new approach to this rapidly expanding industry. www.cannakorp.com

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SOURCE: TARGET GROUP Inc.